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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                DATE OF EARLIEST EVENT REPORTED: APRIL 20, 1995

                        SANTA FE ENERGY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        1-7667                       36-2722169
 (STATE OR OTHER JURISDICTION            (COMMISSION                 (I.R.S. EMPLOYER
       OF INCORPORATION                 FILE NUMBER)                IDENTIFICATION NO.)
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             1616 SOUTH VOSS ROAD, SUITE 1000, HOUSTON, TEXAS 77057
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 507-5000

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ITEM 5. OTHER EVENTS.

     On April 20, 1995, Santa Fe Energy Resources, Inc. ("SFR" or the "Company") announced operating results for the quarter ended March 31, 1995 as follows:

     Santa Fe Energy Resources (NYSE:SFR) today reported first quarter 1995 net income of $3.6 million with break even results attributable to common shareholders of $0.00 per share. For the comparable period in 1994, the Company recorded a net loss of $2.5 million with a loss attributable to common shareholders of $0.05 per share. Operating income for the period improved to $12.5 million, compared with break even for the period in 1994.

     Crude oil prices recognized by SFR in the quarter averaged $13.85 per barrel, up from $10.00 per barrel reported in the same period last year. Oil prices increased each month during the quarter, and have continued that positive trend into the second quarter with postings for California's heavy crude currently at $14.25 -- $14.50 per barrel. Natural gas prices averaged $1.31 per thousand cubic feet (mcf), compared with $2.07 per mcf in the first quarter of 1994. The Company had no oil or gas hedged during the 1995 period.

     Crude oil production in the quarter averaged 64,200 barrels per day, down from 66,000 barrels per day in the 1994 period. This reduction was primarily due to the April 1994 sale of properties having production of approximately 1,200 barrels a day and, to a lesser extent, production curtailments due to mechanical and weather related difficulties experienced by the Company in the first two months of 1995. Natural gas production averaged 130.5 million cubic feet per day, compared with an average of 155.5 million cubic feet per day in the first quarter of 1994. The reduction in natural gas production in the 1995 period was principally the result of the sale, in April 1994, of properties having production of about 13.5 million cubic feet per day; the decrease of approximately 6 million cubic feet per day from the loss of a well on the Company's Ship Shoal 299 Block which will be redrilled in June of this year; and price related curtailments in the first quarter of 1995 of approximately 4 million cubic feet per day. The Company's current oil production approximates
65,000 barrels per day with current gas production continuing to exceed 130 million cubic feet per day.

     Revenues for the quarter totaled $98.6 million, up from $90.3 million in the period last year, principally due to improved oil prices but offset by substantially lower gas prices. Total costs and expenses were $86.1 million in the first quarter of 1995 compared with $90.3 million in the 1994 period.
Production and operating costs per unit of production were $4.99, compared with
$4.91 per unit of production in the period last year, principally due to weather related expenses and accelerated maintenance activities in preparation for expanded field operations in the San Joaquin Valley.
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                        SANTA FE ENERGY RESOURCES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN MILLION OF DOLLARS, EXCEPT AS NOTED)

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
                                                                                THREE MONTHS
                                                                                    ENDED
                                                                                  MARCH 31,
                                                                               ---------------
                                                                               1995      1994
                                                                               -----     -----
REVENUES
  Crude oil and liquids sales................................................   79.0      58.6
  Natural gas sales..........................................................   15.0      28.1
  Crude oil marketing and trading............................................    2.9       2.7
  Other......................................................................    1.7       0.9
                                                                               -----     -----
          TOTAL REVENUES.....................................................   98.6      90.3
                                                                               -----     -----
COSTS AND EXPENSES
  Production and operating...................................................   38.6      40.6
  Exploration, including dry hole costs......................................    6.0       5.0
  Depletion, depreciation and amortization...................................   31.3      32.1
  General and administrative.................................................    5.9       7.6
  Taxes (other than income)..................................................    4.3       7.4
  Restructuring charges......................................................     --       7.0
  Loss (gain) on disposition of properties...................................     --      (9.4)
                                                                               -----     -----
          TOTAL COSTS AND EXPENSES...........................................   86.1      90.3
                                                                               -----     -----
INCOME FROM OPERATIONS.......................................................   12.5        --
  Interest income............................................................    0.8       0.2
  Interest expense...........................................................  (10.1)    (10.3)
  Interest capitalized.......................................................    0.9       0.9
  Other income...............................................................    2.2       0.9
                                                                               -----     -----
Income (Loss) Before Income Taxes............................................    6.3      (8.3)
  Income taxes...............................................................   (2.7)      5.8
                                                                               -----     -----
NET INCOME (LOSS)............................................................    3.6      (2.5)
  Preferred dividend requirement.............................................   (3.7)     (1.8)
EARNINGS (LOSS) TO COMMON SHARES.............................................   (0.1)     (4.3)
EARNINGS (LOSS) PER SHARE....................................................     --     (0.05)
                                                                               -----     -----
Average Shares Outstanding (in millions).....................................   90.1      89.9
                                                                               =====     =====
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SANTA FE ENERGY RESOURCES, INC.

                                          By:        /s/ DAVID L. HICKS
                                             ---------------------------------
                                                       David L. Hicks
                                                    Vice President - Law
                                                     and General Counsel

Date: April 28, 1995

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